UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)		77043 (Zip Code)
281-618-0400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On November 15, 2017, Helix Q7000 Vessel Holdings S.à r.l. (“Helix Q7000”), an indirect wholly-owned subsidiary of Helix Energy Solutions Group, Inc. (“Helix”), and Jurong Shipyard Pte Ltd (“Jurong Shipyard”), a subsidiary of Sembcorp Marine Ltd., entered into Amendment No. 3 (the “Third Amendment”) to the Construction Contract dated September 11, 2013 for the construction in Singapore of Helix’s Q7000, a newbuild semisubmersible well intervention vessel.

The Third Amendment delays scheduled delivery of the Q7000 to December 31, 2019, and defers payment of 20% of the contract price (approximately $69.2 million) from the previous latest delivery date of December 31, 2018 to a new latest delivery date of December 31, 2019.

Helix Q7000 paid 20% of the contract price upon the execution of the contract in September 2013 and 20% in October 2016. Pursuant to the Third Amendment, the remaining 60% will now be paid in three installments, with 20% on December 31, 2017, 20% on December 31, 2018 and 20% upon delivery of the vessel (which is to be no later than December 31, 2019). Prior to the Third Amendment, the remaining 60% was to be paid in two installments, with 20% upon issuance of the Completion Certificate and 40% upon delivery of the vessel (which would have been no later than December 31, 2018).

The Third Amendment also gives Helix Q7000 the option to accelerate delivery of the Q7000 upon 60 days’ notice at any time after issuance of the Completion Certificate, which is expected to be issued on or about December 31, 2017.

In addition, pursuant to the Third Amendment Helix Q7000 will pay (i) $28,438 per day for incremental reimbursements to Jurong Shipyard for each day in 2018 during which the vessel has not been delivered, (ii) $14,178 per day for incremental reimbursements to Jurong Shipyard for each day in 2019 during which the vessel has not been delivered and (iii) Jurong Shipyard’s other reasonable out-of-pocket costs arising out of or in relation to the additional deferment of the delivery that are directly attributable to Jurong Shipyard’s maintenance or construction of the vessel.

The description of the Third Amendment contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under “Item 1.01 Entry into a Material Definitive Agreement” with respect to the Third Amendment is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Amendment No. 3, dated November 15, 2017, to Construction Contract between Helix Q7000 Vessel Holdings S.à r.l. and Jurong Shipyard Pte Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 20, 2017

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Erik Staffeldt
Erik Staffeldt
Senior Vice President and Chief Financial Officer